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                                 Exhibit (e)(18)

       Mutual Fund Sales and Service Agreement dated as of April 16, 2003 between Goldman, Sachs & Co. One Group Dealer Services, Inc.
                   and One Group Administrative Services, Inc.


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ONE GROUP DEALER SERVICES, INC.
MUTUAL FUND SALES AND SERVICE AGREEMENT

This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), One Group Dealer Services, Inc. ("OGDS") and One Group Administrative Services, Inc. ("OGA"), with respect to those series of One Group Mutual Funds ("One Group") listed in Exhibit A hereto (each series referred to individually as a "Fund" and collectively as the "Funds") for whose shares of beneficial interest ("Shares") OGDS serves as Distributor and for whom OGDS provides or coordinates shareholder services.

A.   Financial Institution.

1.   Status of Financial Institution as Registered Broker-Dealer or "Bank".

     (a)  Financial Institution represents and warrants to OGDS:

               (i) That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission ("SEC") pursuant to
                      Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc. ("NASD"). Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon OGDS' written notice of termination to Financial Institution; or

               (ii) That it is a "bank," as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify OGDS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon OGDS' written notice of termination to Financial Institution; and

     (b) That Financial Institution is registered with the appropriate securities authorities in all states, territories and jurisdictions in which its activities make such registration necessary.

2.   Financial Institution Acts as Agent for its Customers.

     The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement:

     (a)  Financial Institution is acting as agent for the customer;

     (b)  The customer is for all purposes the customer of Financial
          Institution;

     (c)  Each transaction is initiated solely upon the order of the customer;

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     (d)  As between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds;

     (e) Each transaction shall be for the account of the customer and not for Financial Institution's account; and

     (f) Each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement.

     Financial Institution will offer and sell the Shares of the Funds only in accordance with the terms and conditions of the applicable current Prospectus and Statement of Additional Information ("SAI") and will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by OGDS. Financial Institution shall not have any authority in any transaction to act as agent for OGDS or One Group.

B.   Sales of Fund Shares.

1.   Execution of Orders for Purchase and Redemption of Shares.

     (a) All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, in each case as described in the applicable Fund prospectus. Any applicable deferred sales charges (contingent or otherwise), redemption fee, or similar charge or fee will be deducted by One Group prior to the transmission of the redemption proceeds to Financial Institution or its customer. OGDS and One Group reserve the right to reject any purchase request in their sole discretion.

          The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and OGDS' written instructions to Financial Institution from time to time. Specifically,

          (i) orders to purchase and redeem shares received by Financial Institution prior to the close of trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time ("ET")) ("Market Close") on any day that a Fund is open for business ("Day 1") will be electronically or otherwise transmitted to One Group by 8:00 a.m., ET on the next day that the Fund is open for business ("Day 2")(such orders are referred to as "Day 1 Trades"); and

          (ii) orders to purchase and redeem shares received by Financial Institution after the Market Close on Day 1, but prior to the Market Close on Day 2 ("Day 2 Trades") will be electronically or otherwise transmitted to One Group on the second day that a Fund is open for business following Day 1.

          (iii) If the Financial Institution cannot electronically transmit Day 1 Trades by 8:00 a.m. on Day 2, Financial Institution will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m ET) ("Market Open") on Day 2.

     (b) Day 1 Trades will be effected at the NAV calculated as of the Market Close on Day 1and Day 2 Trades will be effected at the NAV calculated as of the Market Close on Day 2. One Group agrees that, consistent with the foregoing, Day 1 Trades will deemed to have been received by One Group prior to the Market Close on Day 1 for all purposes, including, without limitation, effecting distributions.

     (c) Payments for Shares shall be made as specified in the applicable Fund prospectus, (i.e., by wire directly to State Street Bank and Trust Company, One Group's transfer agent). If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, OGDS reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof, including loss of profit, except to the extent that failure to receive payment for a purchase order was caused by circumstances or factors beyond the Financial Institutions reasonable control.

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C.   Distribution Services.

1.   Agreement to Provide Distribution Services.

     (a) (a) The services to be provided under sub-section (a) may include, but are not limited to, the following:

          (i) Assisting OGDS in marketing shares of the Funds to Financial Institution's prospective and existing customers;

          (ii) Aggregating and processing purchase and redemption requests for Shares from customers and placing net purchase and redemption orders with the Funds or their transfer agent;

          (iii) Providing periodic information to customers about their holdings in the Funds;

          (iv) Arranging for bank wires and federal funds wires to and from customers' accounts;

          (v) Responding to questions about the Funds from customers and potential customers;

          (vi)    Processing dividend payments;

          (vii) Assisting customers in changing dividend options, account designations, and addresses;

          (viii) Where required by law, forwarding Fund shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution and tax notices) to Customers;

          (ix)    Advertising the availability of the Funds; and

          (x) Providing other similar services as OGDS may reasonably request to the extent permitted under applicable laws or regulations.

     (b) OGDS may, in its sole discretion, reduce the amount of, or terminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the Distribution and Shareholder Services Plans under which the fees are paid are materially amended or terminated either by the Board of Trustees of One Group or by vote of a majority of the outstanding shares of a Fund.

2.   Asset-Based Sales Loads Payable to Financial Institution.

     During the term of this Agreement, OGDS will pay Financial Institution Rule 12b-1 Fees for each Fund as set forth in the Fund's current prospectus. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate pro-ration of the fee on the basis of the number of days that this Agreement is in effect during the period.

D.   Miscellaneous.

1.   Delivery of Prospectuses and Reports to Customers.

     Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. At OGDS expense unless otherwise agreed by the parties, Financial Institution agrees to deliver to Shareholder, upon the request of OGDS, copies of amended prospectuses and to deliver or cause to be delivered to shareholders proxy

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     solicitation materials and copies of the Funds' annual and semi-annual reports. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of a Fund or in any promotional materials or sales literature furnished to Financial Institution by OGDS or One Group.

2.   ERISA Assets.

     (a) Financial Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

     (c) Financial Institution will not perform or provide any duties or services that would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Financial Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

3.   Blue Sky.

     (a) Shares of the Funds have been qualified for sale under, or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A. OGDS will promptly notify Financial Institution in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A to this Agreement.

     (b)  Financial Institution and OGDS agree and certify that they:

               (i) Are licensed to offer and sell securities of open-end investment companies in all jurisdictions in which it plans to offer and sell such securities;

               (ii) Will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies; and

               (iii) Will not sell or offer for sale Shares of the Funds in any state or jurisdiction where the Shares have not been qualified for sale.

4.       Customer Names Proprietary to Financial institution.

     (a) All information, including "nonpublic personal information" as that term in defined in Regulation S-P, relating to customers of the Funds and Financial Institution are and shall remain the sole property of the Funds and the Financial Institution and shall not be disclosed to or used by the Funds, the Financial Institution, OGDS, OGA, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section 5 shall not prohibit the Financial Institution, the Funds, OGDS, OGA, or any of their affiliates from utilizing the names of customers of Financial Institution, the Funds, OGDS, OGA, or any of their affiliates for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

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     (b)  If applicable, Financial Institution will deliver One Group's privacy policy as required by Regulation S-P.

     (c) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

     (d) The provisions of this Section 5 shall survive the termination of this Agreement.

5.   Security Against Unauthorized Use of Funds' Recordkeeping Systems.

     Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via (a) www.onegroup.com or any other URL maintained by One Group, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Institution by OGDS or OGA.

6.   Certification of Customers' Taxpayer Identification Numbers.

     Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code of 1986, as amended, and any applicable Treasury regulations, and to provide OGDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

7.   Notices.

     (a) Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by:

               (i)    personal delivery;

               (ii) postage prepaid, registered or certified United States first class mail, return receipt requested;

               (iii)  overnight courier services; or

               (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

     (b) Unless otherwise notified in writing, all notices to OGDS or OGA shall be given or sent to OGDS or OGA at their offices located at 1111 Polaris Parkway, Columbus, Ohio, 43271-1235, Attn: President, and all notices to Financial Institution shall be given or sent to it at its address shown below.

8.   Records.

     Financial Institution will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by One Group, will promptly make such records available to One Group.

9.   Termination and Amendment.

     (a) This Agreement shall become effective in this form as of the date executed by OGDS or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

     (b) With respect to Rule 12b-1 Fees payable by each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this

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          Agreement is approved at least annually by the Board of Trustees of
          One Group, including a majority of the members of the Board of Trustees of One Group who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Funds' Distribution and Shareholder Services Plans or in any related documents to such Plans ("Independent Trustees") cast in person at a meeting called for that purpose.

     (c) This Agreement, including Exhibit A hereto, may be amended, modified or supplemented at any time only by mutual written agreement of the parties.

     (d) Notwithstanding the foregoing, this Agreement may be terminated as follows:

          (i) At any time, without the payment of any penalty, by the vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

          (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Distribution Agreement" between One Group and OGDS, upon termination of the "Management and Administration Agreement" between One Group and OGA, or upon the termination of the applicable Distribution and Shareholder Services Plan(s); and

          (iii) by any party to this Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     (e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

10.  Anti-Money Laundering Procedures.

     (a) Financial Institution will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices.

     (b) Financial Institution will, to the extent permitted by applicable law and regulations, notify One Group and/or OGDS of any concerns that Financial Institution may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

11.  Governing Law.

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     This Agreement shall be construed in accordance with the laws of the State of Delaware.

ONE GROUP DEALER SERVICES, INC.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

By: /s/ Mark A. Beeson
   ----------------------------------
Name: Mark A. Beeson
     --------------------------------
Title: President
      -------------------------------
Date: 4/16/03
     --------------------------------


ONE GROUP ADMINISTRATIVE SERVICES, INC.
1111 Polaris Parkway
Columbus, Ohio 43271-1235

By: /s/ Robert L. Young
   ----------------------------------
Name: Robert L. Young
     --------------------------------
Title: Vice President
      -------------------------------
Date: 4/16/03
     --------------------------------

Goldman, Sachs & Co.
-------------------------------------
Financial Institution Name
(Please Print or Type)

Address32 Old Slip
       -------------------------------------------------------------------------


City:   New York                     State  New York         Zip Code 10005
      -------------------------------      ------------------         ----------


By: /s/ James McNamara
   ----------------------------------
         Authorized Signature

          Managing Director
-------------------------------------
Title

           James McNamara
-------------------------------------
Print Name or Type Name

_____________________________________
Dated

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                                  EXHIBIT A to
    One Group Dealer Services, Inc. Mutual Fund Sales and Service Agreement

                                                                                                Admin.       State
          FUND                                Class A   Class B   Class C   Class I   Class S   Class    Qualification *
          ----                                -------   -------   -------   -------   -------   -----    ---------------
1.   Prime Money Market                          X         X         X         X                         All
------------------------------------------------------------------------------------------------------------------------
2.   U.S. Treasury Securities Money Market       X         X         X         X                         All
------------------------------------------------------------------------------------------------------------------------
3.   Municipal Money Market                      X                             X                         All
------------------------------------------------------------------------------------------------------------------------
4.   Michigan Municipal Money Market             X                             X                         All except DC
------------------------------------------------------------------------------------------------------------------------
5.   Ohio Municipal Money Market                 X                             X                         Note 1
------------------------------------------------------------------------------------------------------------------------
6.   U.S. Government Securities Money Market     X                             X                         All
------------------------------------------------------------------------------------------------------------------------
7    Institutional Prime Money Market                                          X         X           X   All
------------------------------------------------------------------------------------------------------------------------
8.   Treasury Only Money Market                                                X         X           X   All
------------------------------------------------------------------------------------------------------------------------
9.   Government Money Market                                                   X         X           X   All
------------------------------------------------------------------------------------------------------------------------

* All = All 50 states plus Washington, D.C. and Puerto Rico


* State Qualification Notes

---------------------------------------------------------------------------------------------------------------------------------
Note 1    Ohio Municipal      AL, AZ, CA, CO, FL, GA,    N/A           FL, KY, LA, MT, NE,       AL, CA, CO, FL, GA, HI, IL, IN,
          Money Market        HI, IL, IN, KY, LA, MA,                  NH, NJ, OH, OK, OR, UT    KY, LA, MA, MN, MO, MS, MT, NC,
                              MD, MI, MN, MO, MS, MT,                                            NE, NH, NJ, NV, NY, OH OK, OR,
                              NC, NE, NH, NJ, NM, NV,                                            PA, SC, UT, VA, WI, WV, WY
                              NY, OH OK, OR, PA, SC,
                              TN, TX, UT, VA, WI, WV,
                              WY
---------------------------------------------------------------------------------------------------------------------------------

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